Exhibit 99.1

                VESTA INSURANCE SETS NEW DATE FOR ANNUAL MEETING

    BIRMINGHAM, Ala., Sept. 20 /PRNewswire-FirstCall/ -- Vesta Insurance Group, Inc. (NYSE: VTA) today announced that its Board of Directors has set November 17, 2005 as the date for its annual meeting of stockholders which will be held in Birmingham, Alabama.

    The Board of Directors established September 30, 2005 as the record date for determining stockholders who are entitled to receive notice and vote at the annual meeting. At this year's meeting, stockholders will elect three directors. The Board of Directors has nominated for re-election Tambra L.G. Bailie, Norman W. Gayle, III, and Michael J. Gough, each to serve as Class III Directors through the Company's annual meeting to be held in 2008.

    The Board of Directors set the new meeting date following an order issued by the Delaware Court of Chancery requiring Vesta to hold its annual meeting no later than November 17, 2005. In litigation before the Court of Chancery, Newcastle Partners, L.P. asked the Court to order Vesta to hold its annual meeting on September 27, 2005. Vesta asked the Court to permit Vesta to hold its annual meeting date on the original meeting date of November 22, 2005.

    The annual meeting will proceed using the special Delaware quorum rule. The rule provides that the shares of stock represented at such a meeting, either in person or by proxy, and entitled to vote constitutes a quorum for the purpose of the meeting, notwithstanding any provision of the certificate of incorporation or bylaws to the contrary. This requirement differs from the quorum requirement set forth in Vesta's bylaws, which would require at least 50% of the Company's outstanding shares to be represented at a meeting to constitute a quorum.

    About Vesta Insurance Group, Inc.

    Vesta, headquartered in Birmingham, Ala., is a holding company for a group of insurance and financial services companies that offer a wide range of consumer-based products.

    Additional Information and Where to Find It

    This press release may be deemed to be solicitation material in respect of the election of directors at the 2005 annual meeting. In connection with that meeting, the Company intends to file with the Securities and Exchange Commission (SEC) a proxy statement regarding the election of directors at the annual meeting. Investors are urged to read the definitive proxy statement when it becomes available and any other relevant documents filed with the SEC because they will contain important information. The definitive proxy statement will be sent to the stockholders of the Company seeking their approval of the election of directors. In addition, you may obtain these documents free of charge at the website maintained by the SEC at www.sec.gov. Also, you may obtain documents filed with the SEC by the Company free of charge by requesting them in writing from Vesta Insurance Group, Attention:
Investor Relations, 3760 River Run Drive, Birmingham, Alabama 35243 or by telephone at 205-970-7000.

    Participants in Solicitation

    The Company and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the annual meeting. Information about the Company's directors and executive officers and their ownership of the Company's common stock was included in the Company's proxy statement for its 2004 annual meeting, which was filed with the SEC on April 29, 2004 and Form 4 Beneficial Ownership reports filed subsequently on behalf of such persons. Additional information about the interests of the Company's participants in the solicitation of proxies in respect of the proposed transaction will be included in the proxy statement when it becomes available.

SOURCE  Vesta Insurance Group, Inc.
    -0-                             09/20/2005
    /CONTACT: Charles R. Lambert, Vice President - Investor Relations of Vesta Insurance Group, Inc., +1-205-970-7030, or CLambert@vesta.com/
    /Web site:  http://www.vesta.com/
    (VTA)